COSENT OF INDEPENDENT AUDITORS


To  The  Board  of  Directors  of  Saf-T-Hammer Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2000 relating to the financial statements of Saf-T-Hammer Corporation.

/s/  Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
Certified Public Accountant

Santa Monica, California

April 5,  2000